EXHIBIT 99.1


COMM 2003 LNB-1   $840MM NEW ISSUE CONDUIT CMBS
Sole Bookrunner:  DEUTSCHE BANK
Co-lead Managers: DEUTSCHE BANK/ABN Amro
Co-managers:      Banc of America, JPMorgan, and Merrill Lynch
                  (20MM retention each on 10yr AAA class)
Rating Agencies:  Standard & Poors and Moody's

Collateral:
 - Loan sellers - GACC: 68.2%  LaSalle Bank National Assoc. (LNB): 31.8%
 - 90 Loans / 97 Properties
 - Anchored Retail 38.3%, Multi 23.8%, Office 21.8%, Industrial 5.7%,
 - NY 18.33, CA 16.63%, AZ 7.75, GA 7.74, PA 7.30%, FL 6.69%, MI 6.29%
 - DSCR 1.58x, Current LTV 67.5%, Balloon LTV 55.7%
 - Top 3 Assets                                LTV        Anticpated Shadow Rtgs
        75 Rockefeller Plaza                   50%               (A3/A-)
        Westfield Shoppingtown Portfolio       39%              (AAA/Aa2)
        Chandler Fashion Center                34%              (AAA/Aa2)

Expected Deal Timing:
 Termsheets, Annex A - Friday, Jun 6 or Monday, Jun 9
 Reds                - Monday or Tuesday Jun 9/10
 Launch/Price        - Week of Jun 16


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank, ABN AMRO Inc., Banc of America Securities LLC, JPMorgan and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to thisinformation, including without limitation, any express or implied representations or
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 Assumptions as to Securities, Pricing Estimates, and Other Information (the
"Statement") which is attached.

Do not use or rely on this information if you have not received the Statement.
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